EXHIBIT 10.19

FIRST AMENDMENT
OF POZEN INC.
2000 EQUITY COMPENSATION PLAN

THIS FIRST AMENDMENT (“First Amendment”) of POZEN Inc. 2000 Equity Compensation Plan (the “Plan”) is effective as of October 30, 2002.

WHEREAS, the Board of Directors of POZEN Inc., a Delaware corporation (the “Company”) has adopted and the stockholders of the Company have approved the Plan; and

WHEREAS, pursuant to Section 15(a) of the Plan, the Board of Directors has the authority and deems it to be in the best interest of the Company to amend the Plan as set forth below.

NOW, THEREFORE, the Plan shall be amended as follows:

1.        Paragraph 5 (f) shall be deleted in its entirety and the following substituted in lieu thereof:

“(f)      Exercise of Options.  A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering an irrevocable notice of exercise to the Company. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (w) in cash, (x) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise equal to the Exercise Price, (y) payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (z) by such other method as the Committee may approve. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due prior to the issuance of the shares of Company Stock issuable upon such exercise.”

2.        Except as herein amended, the terms and provisions of the Plan shall remain in full force and effect as originally adopted and approved.

IN WITNESS WHEREOF, the undersigned hereby certifies that this First Amendment was duly adopted by the Board of Directors, this the 30th day of October, 2002.

POZEN INC.
[CORPORATE SEAL]	By:	/s/ JOHN R. PLACHETKA

ATTEST:		John R. Plachetka, President

By:	/s/ MATTHEW E. CZAJKOWSKI

Matthew E. Czajkowski, Asst. Secretary

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